As filed with the Securities and Exchange Commission on April 25, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MIND TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	76-0210849
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2002 Timberloch Place
Suite 550
(281) 353-4475

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert P. Capps
President and Chief Executive Officer
2002 Timberloch Place
Suite 550
The Woodlands, Texas 77380
(281) 353-4475

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Timothy T. Samson
Paul Monsour
Holland & Knight LLP
811 Main St.
Suite 2500
Houston, Texas 77002
(713) 821-7000

From time to time after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, dated April 25, 2025

PROSPECTUS

MIND Technology, Inc.

$100,000,000

Common Stock
Preferred Stock
Debt Securities

This prospectus relates to the offer and sale of our (i) common stock, par value $0.01 per share, (ii) preferred stock, par value $1.00 per share and (iii) debt securities, from time to time, in one or more offerings. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $100,000,000.

The common stock, preferred stock and debt securities are referred to in this prospectus as the “securities”.

We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. We may offer and sell these securities on a continuous or delayed basis through agents, through underwriters or dealers or directly to one or more purchasers, including existing stockholders. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

Our shares of common stock are listed on the NASDAQ Capital Market or the “Nasdaq” under the symbol “MIND”. On April 24, 2025, the closing price of our shares of common stock, as quoted on the Nasdaq, was $6.55 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED UNDER “RISK FACTORS” ON PAGE [7] OF THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT OR ANY OF THE DOCUMENTS WE INCORPORATE BY REFERENCE HEREIN BEFORE YOU MAKE AN INVESTMENT IN OUR SECURITIES.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2025.

i

 ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell up to $100,000,000 in total aggregate offering price of any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of us and the securities offered under this prospectus. Each time we sell securities with this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information in this prospectus. Before you invest in our securities, you should carefully read this prospectus and any prospectus supplement and the additional information described under the heading “Where You Can Find More Information.”

To the extent information in this prospectus is inconsistent with information contained in a prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” and any additional information that you may need to make your investment decision.

We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus and any prospectus supplement is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction.

You should not assume that the information contained in this prospectus or any prospectus supplement, as well as the information that we have previously filed with the SEC that is incorporated by reference into this prospectus or any prospectus supplement, is accurate as of any date other than the date of such document.

Unless the context requires otherwise or unless stated otherwise, references in this prospectus to the “Company,” “MIND,” “we,” “our” and “us” refer to MIND Technology, Inc. and its subsidiaries on a consolidated basis.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC (File No. 001-13490) pursuant to the Exchange Act. Our filings are available to the public through the SEC’s website at www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at www.mind-technology.com. Our website and the information contained therein or connected thereto are not a part of this prospectus or the registration statement of which it forms a part, and are not incorporated by reference into this prospectus or the registration statement of which it forms a part.

This prospectus is part of a registration statement we filed with the SEC. This prospectus, filed as part of the registration statement, omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and the information that we later file with the SEC will automatically update and supersede this information. The following documents that we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

●	our Annual Report on Form 10-K for the fiscal year ended January 31, 2025, filed with the SEC on April 25, 2025; and
●

the description of our shares of common stock contained in our registration statement on Form 8-A filed with the SEC on November 18, 1994 pursuant to Section 12 of the Exchange Act, as updated by the description of our common stock filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended January 31, 2025, filed with the SEC on April 25, 2025, including any amendment or report filed for the purpose of updating such description.

All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) after the date of the initial registration statement and prior to effectiveness of the registration statement and before the termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, at no cost, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to the following address:

MIND Technology, Inc.
2002 Timberloch Place
Suite 550
The Woodlands, Texas 77380
Attention: Corporate Secretary
(281) 353-4475

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in or incorporated by reference into this prospectus may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” and other similar expressions identify forward-looking statements and express expectations about future events. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

●	risks associated with our manufacturing operations including availability and reliability of materials and components as well the reliability of the products that we manufacture and sell;
●	loss of significant customers;
●

the impact of disruptions in global supply chains due to various factors, including certain components and materials becoming unavailable, increased lead times for components and materials, as well as increased costs for such items;

●	demands from suppliers for advance payments could increase our need for working capital; inability to access such working capital could impede our ability to complete orders;
●	increased competition;
●	loss of key suppliers;
●	intellectual property claims by third parties;
●	the effect of uncertainty in financial markets on our customers’ and our ability to obtain financing;
●	our ability to successfully execute strategic initiatives to grow our business;
●	uncertainties regarding our foreign operations, including political, economic, currency, environmental regulation and export compliance risks;
●	seasonal fluctuations that can adversely affect our business;
●	fluctuations due to circumstances beyond our control or that of our customers;
●	defaults by customers on amounts due to us;
●	possible further impairment of our long-lived assets due to technological obsolescence or changes in anticipated cash flow generated from those assets;
●	inability to obtain funding or to obtain funding under acceptable terms;
●	changes in government spending, including efforts by the U.S. and other governments to decrease spending for defense contracts, or as a result of U.S. or other administration transition;
●

efforts by U.S. Congress and other U.S. government bodies to reduce U.S. government spending and address budgetary constraints and the U.S. deficit, as well as associated uncertainty around the timing, extent, nature and effect of such efforts;

●

fluctuations in demand for seismic data, which is dependent on the level of spending by oil and gas companies for exploration, production and development activities, and may potentially negatively impact the value of our assets held for sale;

●	inflation and price volatility in the global economy that could negatively impact our business and results of operations;
●	the consequences of future geopolitical events, which we cannot predict but which may adversely affect the markets in which we operate, our operations, or our results of operations; and
●	negative impacts to our business from security threats, including cybersecurity threats, and other disruptions.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements contained herein. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. All forward-looking statements contained in or incorporated by reference into this prospectus are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. See the information under the heading “Risk Factors” in this prospectus for some of the important factors that could affect the Company’s financial performance or could cause actual results to differ materially from estimates contained in forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference herein. Because this is only a summary, it does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully before making an investment decision, including the information presented under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements,” and all other information included or incorporated by reference into this prospectus.

Our Company

MIND Technology, Inc., a Delaware corporation (the “Company”), was incorporated in 1987. The Company, through its wholly owned subsidiaries, Seamap Pte Ltd, MIND Maritime Acoustics, LLC, Seamap (Malaysia) Sdn Bhd and Seamap (UK) Ltd, operates in one segment, Seamap. Our Seamap business designs, manufactures and sells a broad range of proprietary products for the seismic, hydrographic and offshore industries with product sales and support facilities based in Singapore, Malaysia, the United Kingdom and the state of Texas. Seamap’s primary products include (i) the GunLink seismic source acquisition and control systems; (ii) the BuoyLink RGPS tracking system used to provide precise positioning of seismic sources and streamers (marine recording channels that are towed behind a vessel) and (iii) SeaLink marine sensors and solid streamer systems (collectively, the “SeaLink” product line or “towed streamer products”). These towed streamer products are primarily designed for three-dimensional, high-resolution marine surveys in marine survey applications, and its customers include foreign and domestic commercial marine survey companies and various governmental institutions.

Corporate Information

Our principal executive offices are located at 2002 Timberloch Place Suite 550 The Woodlands, Texas 77380, and our telephone number is (281) 353-4475. Our website is www.mind-technology.com. The information found on, that can be accessed from or that is hyperlinked to, our website is not part of this prospectus.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” as defined in Regulation S-K. As a result, we may take advantage of certain of the scaled disclosures available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation. We will remain a smaller reporting company if we have (i) less than $250 million in market value of our shares held by non-affiliates as of the last business day of our second fiscal quarter or (ii) less than $100 million of annual revenues in our most recent fiscal year completed before the last business day of our second fiscal quarter and less than $700 million in market value of our shares held by non-affiliates as of the last business day of our second fiscal quarter.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider the risk factors included in, or incorporated by reference into, this prospectus, as updated by our subsequent filings under the Exchange Act, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus and the documents we incorporate by reference, in evaluating an investment in our securities. Any of these risks and uncertainties could have a material adverse effect on our business, financial condition, cash flows and results of operations. If that occurs, the trading price of our securities could decline materially and you could lose all or part of your investment. The risks described in such filings are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition and/or operating results. Past financial and operational performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section above entitled “Cautionary Statement Regarding Forward-Looking Statements”.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds (after the payment of any offering expenses and/or underwriting discounts and commissions) from the sale of the securities offered by this prospectus and any prospectus supplement for our general corporate purposes, which may include, among other things:

●	funding working capital requirements;
●	capital expenditures;
●	repayment or refinancing of indebtedness;
●	strategic acquisitions;
●	general corporate purposes; and
●	repurchases and redemptions of securities.

Pending the application of such proceeds, we may invest the proceeds in short-term marketable securities or money market obligations.

Additional information on the use of net proceeds from the sale of the securities that we may offer from time to time by this prospectus may be set forth in the applicable prospectus supplement relating to a particular offering.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in a prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon, among other factors, our funding requirements and the availability and cost of other funds.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

We have authorized capital stock consisting of 40,000,000 shares of common stock, par value $0.01 per share, and 2,000,000 shares of preferred stock, par value $1.00 per share.

Common Stock

Voting Rights. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote at a meeting of our stockholders. In matters other than the election of directors, stockholder approval requires the affirmative vote of a majority of the voting power of our common stock present in person or represented by proxy at the meeting and entitled to vote on the matter, voting as a single class, unless the matter is one upon which, by express provision of law, our charter or our bylaws, a different vote is required. Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, election of directors is determined by a plurality of the votes cast.

In addition to any other vote that may be required by law, applicable stock exchange rule or the terms of any series of our preferred stock, amendments to our charter must be approved by the board of directors and thereafter by at least a majority of the voting power of all then-outstanding shares of capital stock entitled to vote thereon, and a majority in voting power of each class entitled to a separate class vote. A separate class vote is provided for amendments to the charter changing the authorized shares of a class of stock (unless the charter provides otherwise), changing the par value of a class of stock, or adversely affecting the rights, powers and preferences of the class of stock.

Our bylaws may be amended by the vote of at least a majority of our board of directors or the holders of a majority of the voting power of all then-outstanding shares of capital stock entitled to vote thereon, voting together as a single class.

Pursuant to our charter, no stockholder has any preemptive or preferential right to acquire or subscribe for any shares or securities of any class or series, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by us, unless specifically provided for in our charter or a preferred stock designation. The common stock is not subject to any redemption or sinking fund provisions. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Dividends. We have not paid any cash dividends on our common stock since our inception, and our board of directors does not contemplate the payment of cash dividends on our common stock in the foreseeable future. It is the present policy of our board of directors to retain earnings, if any, for use in developing and expanding our business. In the future, our payment of dividends on our common stock will also depend on the amount of funds available, our financial condition, capital requirements and such other factors as our board of directors may consider.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue shares of preferred stock from time to time in one or more series, the shares of each series to consist of such number and to have such designations and powers, preferences, privileges and rights, and qualifications, limitations and restrictions thereof, as are stated and expressed in our charter and in the resolution or resolutions providing for the issue of such series adopted by the board of directors as hereafter prescribed (a “Preferred Stock Designation”).

Subject to any limitations prescribed by law and the rights of any series of preferred stock then outstanding, if any, authority is hereby expressly granted to and vested in the board of directors to authorize the issuance of preferred stock from time to time in one or more series, and with respect to each series of preferred stock, to fix and state by the Preferred Stock Designation the number of shares and the designations and powers, preferences, privileges and rights, and qualifications, limitations and restrictions relating to each series of preferred stock, including, but not limited to, the following:

●

whether or not the series is to have voting rights, full, special or limited, or is to be without voting rights, and whether or not such series is to be entitled to vote as a separate series either alone or together with the holders of one or more other classes or series of stock;

●	the number of shares to constitute the series and the designation thereof;
●	restrictions on the issuance of shares of the same series or of any other series;
●

whether or not the shares of any series shall be redeemable at the option of the Company or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable or issuable in the form of cash, notes, securities or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

●

whether or not the shares of a series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

●

the dividend rate, if any, whether dividends are payable in cash, stock of the Company or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

●

the preferences, if any, and the amounts thereof which the holders of any series thereof shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Company;

●

whether or not the shares of any series, at the option of the Company or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes or series of stock, securities or other property of the Company and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange or redemption may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

●	such other powers, preferences, privileges and rights, and qualifications, limitations and restrictions with respect to any series as may to the board of directors seem advisable.

The shares of each series of preferred stock may vary from the shares of any other series thereof in any or all of the foregoing respects.

Stock Options and Warrants

As of April 25, 2025, we had no outstanding warrants to purchase shares of our common stock. We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with other securities and may be attached to or separate from any such offered securities.

As of April 24, 2025, we had 621,000 outstanding options to purchase our common stock, issued under our Amended and Restated Stock Awards Plan. We may in the future issue additional stock options to certain officers and directors and to third-party consultants pursuant to the Amended and Restated Stock Awards Plan or other equity incentive plan adopted by our board of directors.

Certain Provisions of Delaware Law, Our Charter and Our Bylaws

Provisions of our charter, bylaws and the Delaware General Corporation Law (the “DGCL”) may tend to delay, defer or prevent a potential unsolicited offer or takeover attempt that is not approved by our board of directors but that our stockholders might consider to be in their best interest, including an attempt that might result in stockholders receiving a premium over the market price for their shares.

Because our board of directors is authorized to issue preferred stock with preferences and rights as it determines, it may afford the holders of any series of preferred stock preferences, rights or voting powers superior to those of the holders of common stock. These provisions:

●	encourage potential acquirers to deal directly with our board of directors;
●	give our board of directors the time and leverage to evaluate the fairness of the proposal to all stockholders;
●	enhance continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors; and
●	discourage certain tactics that may be used in proxy fights.

Our board of directors has adopted an anti-takeover policy which provides that it will not use certain measures with respect to preferred stock for anti-takeover measures without prior stockholder approval.

No Cumulative Voting. Our bylaws provide that holders of shares of our common stock are not entitled to cumulate their votes in the election of directors.

Requirements for Advance Notification of Stockholder Nomination and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors. Our bylaws prescribe specific information that the stockholder’s notice must contain, including, among other things:

(i)	a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder in such business;
(ii)	the name and address of such stockholder, as they appear on our books;
(iii)	the number of shares, number and type of derivative instruments or other interests in the Company that are beneficially owned by such stockholder;
(iv)	any material interest of the stockholder in such business;
(v)

a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting, and

(vi)

a representation as to whether or not such stockholder will deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Company’s outstanding stock required to approve or adopt the proposal or, in the case of a nomination or nominations, at least the percentage of the voting power of the Company’s outstanding stock reasonably believed by the stockholder to be sufficient to elect such nominee or nominees.

Generally under our bylaws, to be timely, notice must be received by the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Notwithstanding the specific provisions of our bylaws, stockholders may request inclusion of proposals in our proxy statement pursuant to Rule 14(a)-8 under the Exchange Act or inclusion of nominees in our proxy statement pursuant to other SEC proxy rules.

Removal of Directors. Our charter provides that, subject to the rights of holders of any series of our preferred stock with respect to the election of directors, our stockholders may remove a director, with or without cause, by the affirmative vote of a majority of the voting power of the outstanding shares of our stock entitled to vote generally for the election of directors.

Limitation of Liability and Indemnification Matters

Our charter limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

●	for any breach of their duty of loyalty to us or our stockholders;
●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
●	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or
●	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We believe that the limitation of liability provision in our charter and bylaws will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Anti-Takeover Effects of Provisions of our Charter, our Bylaws and Delaware Law

Some provisions of Delaware law, our charter and our bylaws described below contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise, or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an interested stockholder is approved by our board of directors in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

●

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

●

on or after such time, the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Certificate of Incorporation and Bylaws

Provisions of our charter and bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Among other things, our charter and bylaws:

●	permit our board of directors to issue up to 2,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;
●	provide that the authorized number of directors may be changed only by resolution of the board of directors;
●

provide that all vacancies, including newly created directorships, may, except as otherwise required by law and subject to the rights of holders of our preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●

provide that our bylaws may only be amended by the affirmative vote of the holders of a majority of the voting power of our then-outstanding shares of stock entitled to vote thereon, voting as a single class, or by resolution adopted by a majority of the directors;

●

provide that, subject to the rights of the holders of preferred stock, special meetings of the stockholders may only be called by a majority of the board of directors or upon the written request of the holders of 10% of the voting power of our outstanding stock;

●

eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the DGCL and indemnify our directors and officers to the fullest extent permitted by law;

●

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice; and

●

do not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

Exclusive Forum Provision. Our charter contains a provision stating that unless it consents in writing to the selection of an alternative forum, (i) the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any stockholder to bring (a) any derivative action or proceeding on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or agent of the Company, (c) any action asserting a claim against the Company, its current or former directors, officers or employees or agents arising pursuant to any provision of the DGCL, or our charter or bylaws, or (d) any action asserting a claim against the Company, its current or former directors, officers or employees or agents governed by the internal affairs doctrine, except for any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or over which the Court of Chancery does not have subject matter jurisdiction, and (ii) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

NASDAQ Listing

Our common stock is listed on the Nasdaq under the ticker symbol “MIND.”

DESCRIPTION OF DEBT SECURITIES

The “debt securities” will be either our senior debt securities (“senior debt securities”) or our subordinated debt securities (“subordinated debt securities”). The senior debt securities and the subordinated debt securities will be issued under separate indentures between us and a trustee to be determined (the “Trustee”). Senior debt securities will be issued under a “Senior Indenture” and subordinated debt securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”

The debt securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you.

General

The Indentures provide that debt securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will determine the terms and conditions of the debt securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The debt securities will be our unsecured obligations. If the prospectus supplement so indicates, the debt securities will be convertible into our common stock.

The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our senior debt securities as described in the prospectus supplement applicable to any subordinated debt securities.

We conduct a substantial amount of our operations through subsidiaries and expect that we will continue to do so. The debt securities will not be guaranteed by any of our existing or future subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due with respect to the debt securities or to make any funds available therefor, whether by dividends, loans or other payments. Our rights and the rights of our creditors, including holders of the debt securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourself be a creditor with recognized claims against such subsidiary.

The applicable prospectus supplement will set forth the price or prices at which the debt securities to be issued will be offered for sale and will describe the following terms of such debt securities:

●	the title of the debt securities;
●	whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the related subordination terms;
●	any limit on the aggregate principal amount of the debt securities;
●	each date on which the principal of the debt securities will be payable;
●	the interest rate that the debt securities will bear and the interest payment dates for the debt securities;
●	each place where payments on the debt securities will be payable;
●	any terms upon which the debt securities may be redeemed, in whole or in part, at our option;
●	any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the debt securities;
●	the portion of the principal amount, if less than all, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;
●	whether the debt securities are defeasible;
●	any addition to or change in the events of default;

●

whether the debt securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

●	any addition to or change in the covenants in the Indenture applicable to the debt securities; and
●	any other terms of the debt securities not inconsistent with the provisions of the Indenture.

Debt securities, including any debt securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Original Issue Discount Securities may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any debt securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Global Securities

Some or all of the debt securities of any series may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of the debt securities they represent. Each global security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below, and any such other matters as may be provided for pursuant to the applicable Indenture.

Governing Law

The Indentures and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

The Trustee

We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of debt securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

PLAN OF DISTRIBUTION

We may sell the securities pursuant to this prospectus and any accompanying prospectus supplement in and outside the United States (1) through underwriters or dealers; (2) directly to purchasers, including our affiliates and shareholders, or in a rights offering; (3) through agents; or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

●	the terms of the offering;
●	the names of any underwriters, brokers, dealers or agents;
●	the name or names of any managing underwriter or underwriters;
●	the purchase price or public offering price of the securities;
●	the net proceeds to us from the sale of the securities;
●	any delayed delivery arrangements;
●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
●	any discounts or concessions allowed or reallowed or paid to dealers;
●	any commissions paid to agents; and
●	any securities exchange or market on which the securities may be listed.

The distribution of the securities may be effected from time to time in one or more transactions at prevailing market prices by us directly or through a designated agent, including sales made directly or through the facilities of the Nasdaq or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities offered by a prospectus supplement if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Arrangements

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing Arrangements

Offered securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act in connection with the securities remarketed.

General Information

Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses.

In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Certain legal matters in connection with our common stock offered hereby will be passed upon for us by Holland & Knight LLP, Houston, Texas. Any underwriter or agent will be advised about other issues relating to any offering by its own legal counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and financial statement schedule of MIND Technology, Inc. as of January 31, 2025 and 2024, and for the years then ended incorporated in this prospectus by reference from the Annual Report on Form 10-K of the Company for the year ended January 31, 2025, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

MIND Technology, Inc.

$100,000,000

Common Stock
Preferred Stock
Debt Securities

PROSPECTUS

              , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth an itemized statement of the amounts of all expenses payable by us in connection with the registration of the common stock offered hereby. With the exception of the SEC Registration Fee, the amounts set forth below are estimates and are subject to future contingencies which may or may not be known to us.

SEC Registration Fee	$15,310
Accountants’ fees and expenses	*
Legal fees and expenses	*
Printing and engraving expenses	*
Transfer agent and registrar fees	*
Federal and state taxes	*
Miscellaneous expenses	*
Total	$15,310

------------

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed actions, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation—a “derivative action”), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our certificate of incorporation provides that no director shall be liable to us or our stockholders for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the DGCL. Our certificate of incorporation also contains indemnification rights for our directors and our officers. Specifically, our certificate of incorporation provides that we shall indemnify our officers and directors to the fullest extent authorized by the DGCL. Further, we may maintain insurance on behalf of our officers and directors against expense, liability or loss asserted incurred by them in their capacities as officers and directors.

We maintain liability insurance policies that indemnify our directors and officers and those of our subsidiaries against various liabilities, including certain liabilities arising under the Securities Act and the Exchange Act that may be incurred by them in their capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits.

(a) Exhibits.

Incorporated by Reference
Exhibit Number	Description	Filed Herewith	Form	File No.	Ex.	Filing Date
1.1*	Form of Underwriting Agreement.
2.1	Agreement and Plan of Merger dated as of August 3, 2020, by and between Mitcham Industries, Inc. and MIND Technology, Inc.		8-K	001-13490	2.1	8/7/2020
4.1	Form of Indenture for Senior Debt Securities.	X
4.2	Form of Indenture for Subordinated Debt Securities.	X
4.3*	Form of Debt Security.
5.1	Opinion of Holland & Knight LLP.	X
23.1	Consent of Moss Adams LLP.	X
24.1	Power of Attorney (included on signature page hereto).	X
25.1*	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939, as amended.
107	Filing Fee Table.	X

* To be filed by amendment or by a Current Report on Form 8-K.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the Company under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	That:

(i)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on April 25, 2025.

MIND TECHNOLOGY, INC.

By:	/s/ Robert P. Capps
Name:	Robert P. Capps
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Robert P. Capps and Mark A. Cox, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act, with the SEC, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT P. CAPPS	President, Chief Executive Officer and Director	April 25, 2025
Robert P. Capps	(Principal Executive Officer)

/s/ MARK A. COX	Vice President and Chief Financial Officer	April 25, 2025
Mark A. Cox	(Principal Financial and Accounting Officer)

/s/ PETER H. BLUM	Non-Executive Chairman of the Board of Directors	April 25, 2025
Peter H. Blum

/s/ ALAN P. BADEN	Director	April 25, 2025
Alan P. Baden

/s/ THOMAS S. GLANVILLE	Director	April 25, 2025
Thomas S. Glanville

/s/ WILLIAM H. HILARIDES	Director	April 25, 2025
William H. Hilarides